UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2009

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2009, the registrant executed the second amendment to its revolving credit agreement with JPMorgan Chase Bank, N.A. effective June 30, 2009, which contains the following revisions:

-the maturity date of any loans under the agreement has been extended one additional year until July 1, 2011;

-LIBOR rate advances will bear interest at an annual rate of 30 day LIBOR plus 2.25%;

-the commitment fee on the unused line will equal 0.30%; and

-the definitions for purposes of calculating the total liabilities to tangible net worth ratio were modified as well as the ratio itself. Such changes are not materially more restrictive than the existing ratio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.
(Registrant)
Date: June 22, 2009
	By:	/s/ John H. Untereker
John H. Untereker
Senior Vice President, CFO and Secretary